UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 19, 2010

Regal Entertainment Group

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7132 Regal Lane, Knoxville, Tennessee 37918

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code 865-922-1123

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (18 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (18 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (18 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (18 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

Credit Facility

On May 19, 2010, Regal Cinemas Corporation (“Regal Cinemas”), a wholly owned subsidiary of Regal Entertainment Group (“REG”), entered into a sixth amended and restated credit agreement (the “Amended Senior Credit Facility”), with Credit Suisse AG, Cayman Islands Branch, as Administrative Agent (“Credit Suisse”) and the lenders party thereto which amends, restates and refinances the fifth amended and restated credit agreement (the “Prior Senior Credit Facility”) among Regal Cinemas, Credit Suisse, Cayman Islands Branch, and the lenders party thereto.  The Amended Senior Credit Facility consists of a term loan facility (the “Term Facility”) in an aggregate principal amount of $1,250.0 million with a final maturity date in November 2016 and a revolving credit facility (the “Revolving Facility”) in an aggregate principal amount of $85.0 million with a final maturity date in May 2015.  The Term Facility amortizes in equal quarterly installments in an aggregate annual amount equal to 1.0% of the original principal amount of the Term Facility, with the balance payable on the Term Facility maturity date. Proceeds of the Term Facility were applied to refinance the term loan under the Prior Senior Credit Facility, which had an aggregate principal balance of approximately $1,262.1 million.  No amounts have been drawn on the Revolving Facility.  The Amended Senior Credit Facility also permits Regal Cinemas to borrow additional term loans thereunder, subject to lenders providing additional commitments of up to $200.0 million and satisfaction of other conditions, as well as other term and revolving loans for acquisitions and certain capital expenditures subject to lenders providing additional commitments and satisfaction of other conditions.

The obligations of Regal Cinemas are secured by, among other things, a lien on substantially all of its tangible and intangible personal property (including but not limited to accounts receivable, inventory, equipment, general intangibles, investment property, deposit and securities accounts, and intellectual property) and certain owned real property.  The obligations under the Amended Senior Credit Facility are also guarantied by certain subsidiaries of Regal Cinemas and secured by a lien on all or substantially all of such subsidiaries’ personal property and certain real property pursuant to that certain second amended and restated guaranty and collateral agreement, dated as of May 19, 2010, among Regal Cinemas Corporation, certain subsidiaries of Regal Cinemas Corporation party thereto and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent (the “Amended Guaranty Agreement”).  The obligations are further guarantied by Regal Entertainment Holdings, Inc., on a limited recourse basis, with such guaranty being secured by a lien on the capital stock of Regal Cinemas, and by REG on an unsecured basis.

Borrowings under the Amended Senior Credit Facility bear interest, at Regal Cinemas’ option, at either a base rate or an adjusted LIBOR rate plus, in each case, an applicable margin that is determined according to the consolidated leverage ratio of Regal Cinemas and its subsidiaries.  Such applicable margin will be either 2.5% or 2.75% in the case of base rate loans and either 3.5% or 3.75% in the case of LIBOR rate loans. Interest is payable (a) in the case of base rate loans, quarterly in arrears, and (b) in the case of LIBOR rate loans, at the end of each interest period, but in no event less often than every 3 months.

Regal Cinemas may prepay borrowings under the Amended Senior Credit Facility, in whole or in part, in minimum amounts and subject to other conditions set forth in the Amended Senior Credit Facility.  Regal Cinemas is required to make mandatory prepayments with:

•      50% of excess cash flow in any fiscal year (as reduced by voluntary repayments of the Term Facility), with elimination based upon achievement and maintenance of a leverage ratio of 3.75:1.00 or less;

•      100% of the net cash proceeds of all asset sales or other dispositions of property by Regal Cinemas and its subsidiaries, subject to certain exceptions (including reinvestment rights);

•      100% of the net cash proceeds of issuances of funded debt of Regal Cinemas and its subsidiaries, subject to exceptions; and

•      50% of the net cash proceeds of issuances of equity securities by Regal Cinemas, including the net cash proceeds of capital contributions to Regal Cinemas, with elimination based upon achievement and maintenance of a leverage ratio of 3.75:1.00 or less.

The above-described mandatory prepayments are required to be applied pro rata to the remaining amortization payments under the Term Facility.  When there are no longer outstanding loans under the Term Facility, mandatory prepayments are to be applied to prepay outstanding loans under the Revolving Facility with no corresponding permanent reduction of commitments under the Revolving Facility.

The Amended Senior Credit Facility includes several financial covenants including:

•      maximum ratio of (i) the sum of funded debt (net of unencumbered cash) plus the product of eight (8) times lease expense to (ii) consolidated EBITDAR (as defined in the Amended Senior Credit Facility) of 6.00 to 1.0 throughout the term of the Amended Senior Credit Facility;

•      maximum ratio of funded debt (net of unencumbered cash) to consolidated EBITDA of 4.00 to 1.0 throughout the term of the Amended Senior Credit Facility;

•      minimum ratio of (i) consolidated EBITDAR to (ii) the sum of interest expense plus lease expense of 1.50 to 1.0 throughout the term of the Amended Senior Credit Facility; and

•      maximum capital expenditures not to exceed 35% of consolidated EBITDA for the prior fiscal year plus a one-year carryforward for unused amounts from the prior fiscal year.

The Amended Senior Credit Facility requires that Regal Cinemas and its subsidiaries comply with covenants relating to customary matters, including with respect to incurring indebtedness and liens, making investments and acquisitions, effecting mergers and asset sales, prepaying indebtedness, and paying dividends.  Among other things, such limitations will restrict the ability of Regal Cinemas to fund the operations of REG or any subsidiary of REG that is not a subsidiary of Regal Cinemas, which guaranties the Amended Senior Credit Facility.

The Amended Senior Credit Facility includes events of default relating to customary matters, including, among other things, nonpayment of principal, interest or other amounts; violation of covenants; incorrectness of representations and warranties in any material respect; cross default and cross acceleration with respect to indebtedness in an aggregate principal amount of $25.0 million or more; bankruptcy; judgments involving liability of $25.0 million or more that are not paid; ERISA events; actual or asserted invalidity of guarantees or security documents; and change of control.

The Amended Senior Credit Facility and the Amended Guaranty Agreement are filed as Exhibit 4.1 and Exhibit 4.2 to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing summaries of the Amended Senior Credit Facility and the Amended Guaranty Agreement are qualified in its entirety by reference to such Exhibits to this Current Report on Form 8-K.  On May 20, 2010, the Company issued a press release announcing that it had entered into the Amended Senior Credit Facility.  The full text of this press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Supplemental Indenture

On May 19, 2010, REG, Regal Cinemas, certain subsidiaries of Regal Cinemas named therein and U.S. Bank National Association, as trustee, entered into the First Supplemental Indenture (the “Supplemental Indenture”) to the Indenture dated July 15, 2009 (“Indenture”). In connection with the Supplemental Indenture, each of R.C. Cobb II, LLC, a Delaware limited liability company, and Regal Cinemas II, LLC, a Delaware limited liability company, became a guarantor under the Indenture. The Supplemental Indenture is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the Supplemental Indenture is qualified in its entirety by reference to such Exhibit to this Current Report on Form 8-K.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The descriptions of the Amended Senior Credit Facility, the Amended Guaranty Agreement and the Supplemental Indenture in Item 1.01 are incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Exhibit Description
4.1	Sixth Amended and Restated Credit Agreement, dated May 19, 2010, among Regal Cinemas Corporation, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and the lenders
4.2

Second Amended and Restated Guaranty and Collateral Agreement, dated as of May 19, 2010, among Regal Cinemas Corporation, certain subsidiaries of Regal Cinemas Corporation party thereto and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent

4.3	First Supplemental Indenture, dated May 19, 2010, among REG, Regal Cinemas, certain subsidiaries of Regal Cinemas named therein and U.S. Bank National Association, as Trustee
99.1	Regal Entertainment Group press release dated May 20, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date: May 20, 2010	By:	/s/ David H. Ownby
	Name:	David H. Ownby
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Description
4.1	Sixth Amended and Restated Credit Agreement, dated May 19, 2010, among Regal Cinemas Corporation, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and the lenders
4.2

Second Amended and Restated Guaranty and Collateral Agreement, dated as of May 19, 2010, among Regal Cinemas Corporation, certain subsidiaries of Regal Cinemas Corporation party thereto and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent

4.3	First Supplemental Indenture, dated May 19, 2010, among REG, Regal Cinemas, certain subsidiaries of Regal Cinemas named therein and U.S. Bank National Association, as Trustee
99.1	Regal Entertainment Group press release dated May 20, 2010